CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos 333-259753, 333-274860, 333-280389 and 333-289317) of a.k.a. Brands Holding Corp. of our report dated March 5, 2026 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 5, 2026